UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 5, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Registered Direct Offering of Common Stock and Warrants

On July 5, 2012, A123 Systems, Inc. (the “Company”) entered into a placement agent agreement with Lazard Capital Markets LLC (the “Placement Agent”) relating to a registered direct offering by the Company of an aggregate of 7,692,308 shares of the Company’s common stock (the “Shares”) and warrants to purchase additional shares of such common stock for an exercise price of $0.001 per share (the “Warrants”). The Company expects to sell the Shares at a negotiated purchase price of $1.30, subject to certain adjustments, based upon the exercise of the Warrants per Share in order to raise gross proceeds of approximately $10.0 million, based upon the exercise of the Warrants from the offering of the Shares and Warrants. The sale of the Shares and Warrants is being made pursuant to a subscription agreement between the Company and certain existing investors (the “Investors”). The net offering proceeds to the Company from the sale of the Shares and Warrants, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $9.0 million.

Pursuant to the Warrants, the Company will issue to the Investors additional shares of common stock such that, the Investors will receive the aggregate number of shares of the Company’s common stock equal to (i) $5.0 million divided by 82% of the VWAP of the Company’s common stock over a period covering July 9, 2012, July 10, 2012 and July 11, 2012 or, if lower, 82% of the VWAP of the Company’s common stock on July 11, 2012 and (ii) $5.0 million divided by 82% of the VWAP of the Company’s common stock over a period covering July 25, 2012, July 26, 2012 and July 27, 2012 or, if lower, 82% of the VWAP of the Company’s common stock on July 27, 2012.  The Warrants have a nominal exercise price per share.  In no event will the total number of shares of the Company’s common stock issued in this offering exceed the amount permitted without shareholder approval under the applicable provisions of NASDAQ Rule 5635.  However, in the event that the Company would otherwise be obligated to issue shares of common stock above that maximum number upon exercise of the warrants, the Company agreed to pay the value of such shares of common stock in cash.

The initial closing of the transaction is expected to occur on or about July 10, 2012, subject to customary closing conditions. A copy of the placement agent agreement, the form of subscription agreement and the form of warrants being entered into with the Investors are attached to this Current Report on Form 8-K as Exhibits 1.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing is only a brief description of the material terms of the placement agent agreement, the warrants and the subscription agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

The placement agent agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the placement agent agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company offered and is selling the above-described securities pursuant to a a preliminary prospectus supplement dated July 5, 2012, and accompanying prospectus dated June 27, 2012, which were filed in connection with the Company’s shelf registration statement on Form S-3, as amended (File No. 333-173122) (the “Preliminary Prospectus”), previously declared effective by the Securities and Exchange Commission (the “SEC”).

The information set forth in Item 8.01 below under the heading “Update on Put Right” is incorporated herein by reference.

Item 8.01      Other Events

The Company is also providing the following updates:

Satisfaction of Account Control Agreement Conditions; Cash for Ongoing Operations

As of May 31, 2012, the Company’s cash and cash equivalents were approximately $68 million. At that time, the Company also had approximately $40 million of restricted cash. Included in this $40 million is approximately $10 million required to be reserved by a credit facility, as well as $30 million related to the Company’s previously issued 6.00% senior convertible notes, or the Notes, and the warrants issued in connection therewith that is subject to an account control agreement. Pursuant to the Company’s agreements with the holders of the Notes and credit facility provider, the Company must maintain a minimum cash balance of $40 million. On July 5, 2012, the Company notified the holders of the Notes that it has fulfilled the conditions under the account control agreement to the release of the $30 million of proceeds from the Notes and related warrants from the control account.  The Company expects that the $30 million will become unrestricted and available for general corporate purposes subject to the delivery of administrative release documentation on or about July 6, 2012.

During the five months ended May 31, 2012, the Company used on average $18 million to $25 million per month in net operating and investing cash flows. Assuming the $30 million of restricted cash becomes unrestricted and available for general corporate purposes, and that the Company’s historical monthly use of cash continues, as of May 31, 2012, the Company expects to have approximately four to five months of cash to support its ongoing operations.

As previously reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012, the Company has stated that there is substantial doubt about its ability to continue as a going concern. The Company is considering a broad set of solutions to improve its liquidity, including measures to reduce costs and improve efficiency, accessing additional sources of capital through existing and potentially new arrangements, and other strategic options, including additional equity and debt financing. If successful, the Company believes that it will have sufficient liquidity to manage operations into 2013.

Although the Company’s intent is to improve its operating efficiencies and to obtain additional financing, there is no assurance that it will be able to obtain such financing on favorable terms, if at all, or to successfully further reduce costs in such a way that would continue to allow it to operate its business.

Update on Put Right

In January 2012, the Company raised $25.4 million through the issuance of 12,500,000 units in a registered direct offering. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of such common stock at a purchase price of $2.034 per unit. The per share exercise price of the warrants is $2.71. The warrants may be exercised beginning on the date that is six months and one day after the initial closing date, and will expire twenty-four months after the date on which they become exercisable. Subject to the satisfaction of certain conditions, at any time during both (a) the ten (10) trading days beginning on June 18, 2012 and (b) the ten (10) trading days beginning on July 23, 2012, the Company had the option to require the investor to purchase up to an additional 6,250,000 shares of its common stock during each such period at a price equal to 90% of the lesser of (i) the volume weighted average price, or VWAP, on the date of exercise, or (ii) the arithmetic average of the daily VWAP for the ten (10) consecutive trading days ending on the date of exercise. The Company did not meet the required conditions during the first option period and therefore did not exercise the purchase right described above. In addition, as of July 5, 2012, the Company reached an agreement with the investor to terminate the purchase right associated with the second option period. Accordingly, the Company will not be able to require the investor to purchase any additional shares and we will receive no proceeds therefrom.

Risk Factors

The Company is also providing the following additional risk factors:

We are party to securities class action and other litigations which may be costly to defend and the outcome of which is uncertain.

On April 2, 2012 and April 12, 2012, respectively, complaints were filed in the United States District Court for the District of Massachusetts by individuals, purportedly acting individually and on behalf of other similarly situated persons, against the company and the Company’s CEO, David Vieau, CFO, David Prystash, and former Interim CFO, John Granara. The complaints followed the Company’s disclosure in March 2012 of potentially defective prismatic cells used in battery packs and a replacement program for such cells. The complaints attempt to allege that certain of the Company’s disclosures were inaccurate because the potentially defective cells and their replacement were not disclosed earlier. The complaints assert a claim under Section 10(b) of the Securities Exchange Act of 1934 against us and claims under Sections 10(b) and 20(a) of that statute against the individuals. The complaints assert a purported class period from February 28, 2011 through March 23, 2012.  On June 7, 2012, the Court consolidated the two cases and appointed a lead plaintiff, Suk Cheung, and lead counsel for the asserted class, the law firm of Berman DeValerio.  No substantive response to the complaints has been required at this time.

On May 15, 2012 the Company received a letter addressed to its Board of Directors from an attorney representing an individual claiming to be a shareholder of the Company.  The letter asserts that the company’s disclosures between November 9, 2010 and March 28, 2012 were materially misleading as a result of the prismatic cell manufacturing issue disclosed in March of 2012, and asserts that the Board breached its fiduciary duties during this time.  The letter makes a demand on the Board to investigate the alleged inaccurate statements and to consider potential legal action against those deemed responsible.  The Board is considering the issues raised in the letter and has retained independent counsel to advise them.  The Company cannot predict the outcome of that investigation at this time.

On May 14, 2012, a putative derivative action was filed in the U.S. District Court for the District of Massachusetts against the Board of Directors and certain others, as well as against the Company as a nominal defendant, captioned, Jane Ahmed v. David P. Vieau, David Prystash, John Granara, Desh Deshpande, Arthur L. Goldstein, Gary E. Haroian, Dr. Paul E. Jacobs, Mark M. Little, Jeff McCarthy and Dr. Bart Riley, 1:12-CV-10865-RGS.  The complaint alleges that certain of the Company’s disclosures between February 28, 2011 and March 28, 2012 were materially misleading because they failed to disclose the prismatic cell manufacturing issues and that the individual defendants violated their fiduciary duties and other causes of action on behalf of the company.  The complaint alleges that demand on the board to take such actions would be “futile” and should be excused.  On June 6, 2012, the defendants moved to dismiss the complaint on the ground that demand on the board of directors was required under Delaware law and that plaintiff had not properly pled that demand in this case should be excused as futile.  On June 20, 2012, plaintiff opposed that motion, and on June 25, defendants submitted a reply in further support of their motion to dismiss.  The motion to dismiss has not been decided at this time.

On May 21, 2012, a putative derivative action was filed in Superior Court for the Commonwealth of Massachusetts against the Board of Directors and certain others, as well as against the Company as a nominal defendant, captioned, Murray Sussman v. David P. Vieau, Gururaj Deshpande, Gilbert N. Riley, Jr., Jeffrey McCarthy, Gary E. Haroian, Arthur L. Goldstein, Paul E. Jacobs, Mark M. Little, David Prystash, John Granara, Case No. 12-917.  The complaint asserts substantially similar allegations and claims as the Ahmed complaint summarized above, including that demand on the board of directors should be excused as futile.  On June 11, 2012, the defendants filed a motion asking the court to stay this litigation in favor of the derivative case pending in the U.S. District Court for the District of Massachusetts, or, in the alternative, that the complaint should be dismissed on the ground that demand on the board of directors was required under Delaware law and that plaintiff had not properly pled that demand in this case should be excused as futile.  Plaintiff has not yet responded to this motion.

The Company can provide no assurance as to the outcome of any of this litigation. Any conclusion of these litigations in a manner adverse to us could have a material adverse effect on the Company’s business, financial condition, and results of operations. Also, the mere existence, and the uncertainty with respect to the ultimate outcome, of these litigations or any other litigation that we may become involved with, could cause the Company’s current and potential customers, development partners, the federal or state governments and licensees to stop, delay or avoid doing business with us or modify the extent to which they are willing to do business with us, and this loss or delay of business could harm the Company’s operating results and the Company’s ability to execute on the Company’s business plan.

In addition, during the course of these litigations, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of the Company’s common stock.

While the Company intends to defend the litigations vigorously, the Company may not prevail and even if the Company does prevail, these proceedings can be expensive and distract the Company’s management. Because the price of the Company’s common stock has been, and may continue to be, highly volatile, the Company have no assurance that additional securities class action complaints will not be filed against us in the future.

Substantial leverage and debt service obligations may adversely affect our cash flows.

In connection with the previous issuance of the Notes (as defined below) in May 2012, we incurred new indebtedness of $50.0 million. As a result, as of March 31, 2012, after giving effect to the issuance of the Notes, we would have had an aggregate of approximately $193.0 million of outstanding debt. The degree to which we are leveraged could, among other things:

•                  require us to dedicate a substantial portion of our future cash flows from operations and other capital resources to debt service, to the extent we are unable to make payments of principal or interest on our 6.0% Senior Convertible Notes due 2015, or the Notes, in common stock, due to, among other things, failure to satisfy the equity conditions that must be met to enable us to do so;

•                  make it difficult for us to obtain necessary financing in the future for working capital, acquisitions or other purposes on favorable terms, if at all;

•                  make it more difficult for us to be acquired;

•                  make us more vulnerable to industry downturns and competitive pressures; and

•                  limit our flexibility in planning for, or reacting to, changes in our business.

Our ability to meet our debt service obligations will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

We could be required to make substantial cash payments upon an event of default or change of control under the Notes or our credit facility.

The Notes provide for events of default including, among others, payment defaults, cross-defaults, breaches of any representation, warranty or covenant that is not cured within the proper time periods, failure to perform certain required activities in a timely manner, suspension from trading or failure of our common stock to be listed on an eligible market for certain periods and certain bankruptcy-type events involving us or any significant subsidiary. Upon an event of default, the noteholders, may elect to require us to redeem all or any portion of the outstanding principal amount of such notes at a price equal to the greater of:

•                  either 125% or 100%, depending on the type of event of default, of the principal amount being redeemed; and

•                  the product of the principal amount being redeemed multiplied by a fraction, the numerator of which is the greatest closing sale price of our common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the day we pay the redemption amount for the Notes, and the denominator of which is the conversion price (as defined in the Notes) at the time the noteholder elects to have the Notes redeemed.

In addition, under the terms of the Notes, upon a change of control, the noteholders may elect to require us to redeem all or a portion of the Notes at a price equal to 100% of the greater of:

•                  the sum of such principal amount being redeemed, plus all accrued but unpaid interest, and a make-whole amount; or

•                  the product of:

•                  such principal amount being redeemed, plus all accrued but unpaid interest, multiplied by

•                  the quotient determined by dividing (x) the greatest closing sale price of our common stock during the period beginning on the date immediately preceding the earlier of the consummation or public announcement of such change of control and ending on the date the holder elects to require us to redeem all or a portion of the Notes, by (y) the lowest conversion price of the Notes in effect during such period.

If either an event of default or change of control occurs, our available cash could be seriously depleted and our ability to fund operations could be materially harmed. See “Private Placement of Notes and Warrants” on our Registration Statement on Form S-3/A filed with the SEC on June 27, 2012 for a detailed description of the Notes.

Safe Harbor Disclosure

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including without limitation statements with respect to the timing for the closing of the offering, the expected proceeds from the offering and the rate of the Company’s use of cash. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: delays in the development of A123’s products, delays in the scale-up and increased efficiency of A123’s manufacturing capacity, the potential for manufacturing defects, the possibility that the known defect could take longer and/or be more expensive to correct than anticipated, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which A123 operates, and other risks detailed in A123 Systems’ 10-Q for the quarter ended March 31, 2012 and other publicly-available filings with the Securities and Exchange Commission. All forward-looking statements reflect A123’s expectations only as of the date of this report and should not be relied upon as reflecting A123’s views, expectations or beliefs at any date subsequent to the date of this report.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement, dated July 5, 2012 between A123 Systems, Inc. and Lazard Capital Markets LLC

10.1	Form of Subscription Agreement

10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: July 6, 2012	By:	/s/ DAVID PRYSTASH
DAVID PRYSTASH
Chief Financial Officer